CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated December 11, 2003 for the RiverGuide Fund (the "Fund") in this Post-Effective Amendment No. 17 to the Unified Series Trust's Registration Statement on Form N-1A (File No. 333-100654), including the references to our firm under the heading "Financial Highlights" in the Prospectus.



/s/
McCurdy & Associates CPA's, Inc.

Westlake, Ohio
March 31, 2004

                                                                    EX-99.23.j


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of all references to our firm included in or made a part of this Post-Effective Amendment #17 to Unified Series Trust's Registration Statement on Form N-1A (file No. 333-100654), including the references to our firm under the heading "Accountants" in the Fund's Statement of Additional Information.



/s/
Cohen McCurdy, Ltd.
Westlake, Ohio

March 31, 2004